UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your voice, your vote

BlackRock.

ESG Capital Allocation Term Trust (ECAT)

Vote the **WHITE** form today

The Board of Trustees, who has overseen ECAT's strong financial performance since inception, faces a contested election this year.

Make your voice heard by voting on the enclosed **WHITE** form today:

✓ **FOR** your Class I, Class II and Class III Board Member Nominees

! **BY NOT VOTING, YOU RISK SIGNIFICANT CHANGES TO YOUR INVESTMENT AND MONTHLY PAYOUT**

HOW TO VOTE

To Elect the Class I, Class II and Class III Board Member Nominees.

Nominee	FOR	AGAINST	ABSTAIN
01. Cynthia L. Egan (Class I)	☑	☐	☐
02. Lorenzo A. Flores (Class I)	☑	☐	☐
03. Stayce D. Harris (Class I)	☑	☐	☐
04. R. Glenn Hubbard (Class II)	☑	☐	☐
05. W. Carl Kester (Class II)	☑	☐	☐
06. John M. Perlowski (Class II)	☑	☐	☐
07. Robert Fairbairn (Class III)	☑	☐	☐
08. J. Phillip Holloman (Class III)	☑	☐	☐
09. Arthur P. Steinmetz (Class III)	☑	☐	☐

ECAT has outperformed and continues to deliver for you[1]

Growth of $10,000



$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$18,937
$15,812
Jan-23
May-23
Sep-23
Jan-24
May-24
Sep-24
Feb-25
Jun-25
Oct-25
Feb-26
ECAT
Peer Median

233%

Growth in monthly payout since the Fund's inception[2]

#1

Lowest discount to net asset value among competitor funds[3]

1 Morningstar data as of February 28, 2026. Chart reflects cumulative market price return since January 1, 2023. Peer group data reflects the median of the Morningstar Closed-End Tactical Allocation category, excluding BlackRock funds; 2 Reflects growth in Distribution Rate target as a % of NAV from Fund inception to February 28, 2026; 3 Reflects 1-year average discount

BlackRock.

Make your voice heard today.
Vote on the enclosed WHITE voting instruction form to support your Fund:
“FOR” the Proposal to elect Class I, Class II and Class III Board Member Nominees
Voting is simple
Vote online Vote by phone Vote by mail
By scanning the QR code or using the website provided on your enclosed WHITE voting instruction form
By calling the number on your enclosed WHITE voting instruction form or using the ProxyVote app
By completing and returning your enclosed WHITE voting instruction form in the postage paid envelope provided
! ONLY RETURN THE WHITE VOTING INSTRUCTION FORM YOU RECEIVE ON BEHALF OF BLACKROCK
If you have already sent back a voting instruction form received from another shareholder, you can still change your vote by promptly voting on the WHITE voting instruction form, which will replace the voting instruction form you previously completed.
If you have any questions about the proposals to be voted upon, please feel free to contact BlackRock’s proxy solicitor – Georgeson LLC – toll free at 1-866-961-8444.
Important information about the Fund
This material is not an advertisement and is intended for existing shareholder use only. This document and the information contained herein relates solely to BlackRock ESG Capital Allocation Term Trust (ECAT). The information contained herein does not relate to, and is not relevant to, any other fund or product sponsored or distributed by BlackRock or any of its affiliates. This document is not an offer to sell any securities and is not a solicitation of an offer to buy any securities.
Common shares for the closed-end fund identified above are only available for purchase and sale at current market price on a stock exchange. A closed-end fund’s dividend yield, market price and net asset value (NAV) will fluctuate with market conditions. The information for this Fund is provided for informational purposes only and does not constitute a solicitation of an offer to buy or sell Fund shares.
Performance results reflect past performance and are no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All returns assume reinvestment of all dividends. The market value and NAV of a fund’s shares will fluctuate with market conditions. Closed-end funds may trade at a premium to NAV but often trade at a discount.
© 2026 BlackRock, Inc. or its affiliates. All Rights Reserved. BLACKROCK is a trademark of BlackRock, Inc., or its affiliates. All other trademarks are those of their respective owners.
Not FDIC Insured • May Lose Value • No Bank Guarantee
April 2026 | BlackRock ESG Capital Allocation Term Trust (ECAT)
ECAT_2026_FL1